Exhibit 23

CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

 We have issued our report dated January 7, 1999, (except for Note 2, as to which the date is January 20, 1999) accompanying the consolidated financial statements incorporated by reference or included in the 1998 Annual Report of Harleysville National Corporation on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of Harleysville National Corporation on Form S-3 (Registration No. 33-57790) and on Forms S-8 (Registration No. 33-69784 and Registration No. 33-17813).



GRANT  THORNTON  LLP

Philadelphia,  Pennsylvania
March  25,  1999

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